Pricing Supplement No. ETN-6/A† To the Prospectus Supplement dated March 23, 2012 and the Prospectus dated March 23, 2012	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 February 18, 2015
$ 100,000,000* Credit Suisse Gold Shares Covered Call Exchange Traded Notes (ETNs) due February 2, 2033** Linked to the Credit Suisse NASDAQ Gold FLOWSTM 103 Index

General

•	The ETNs are designed for investors who seek a return linked to the performance of the Credit Suisse NASDAQ Gold FLOWSTM 103 Index. The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (the “GLD Shares”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less notional transaction costs incurred in connection with the covered call strategy.
•	The ETNs do not guarantee any return of principal. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs will pay a variable monthly Coupon Payment based on the notional option premiums received from the sale of monthly call options on the GLD Shares, as described in this pricing supplement. Since the amount of any monthly Coupon Payment is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing February 2, 2033, unless the maturity is extended at our option, as described below.**
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on GLD Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs priced on January 28, 2013 (the “Inception Date”) and settled on February 1, 2013 (the “Initial Settlement Date.
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are subject to an annual Investor Fee of 0.65%.

The ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”. Although the ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-24 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-6 dated January 28, 2013. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the stated principal amount of the ETNs offered hereby and includes the stated principal amount of ETNs outstanding as of February 17, 2015. As of February 17, 2015, there was $45,002,000 in stated principal amount of ETNs (2,250,100 ETNs) outstanding. The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. ETNs may be offered and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

** The scheduled Maturity Date is initially February 2, 2033, but the maturity of the ETNs may be extended at our option for up to two (2) additional five-year periods, as described herein.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; any Valuation Date in the Accelerated Valuation Period is subject to postponement if a preceding Valuation Date in the Accelerated Valuation Period is postponed; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the investor fee. In addition, CSSU may charge investors an Early Redemption Charge of up to 0.125% of the stated principal amount of any ETN that is redeemed at the investor’s option. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

February 18, 2015

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch.
Index:

The return on the ETNs will be based on the performance of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “Index”) during the term of the ETNs. The Index is reported on Bloomberg under ticker symbol “QGLDI <Index>”.

The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (Bloomberg ticker symbol “GLD UP <Equity>”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less notional transaction costs incurred in connection with the covered call strategy. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares). This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of the notional long position in the GLD Shares and the notional Option premium, reduced based on the value of the Options then outstanding. The ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options and notional transaction costs. For more information on the Index, see “The Index” in this pricing supplement.

CUSIP | ISIN Number:	22542D480 / US22542D4806
Payment at Maturity:

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Closing Indicative Value:

The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. If the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “GLDIIV”. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Current Principal Amount:

The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal trading hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

Daily Index Factor:

The Daily Index Factor on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

Daily Investor Fee:

On any calendar day, the Daily Investor Fee will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.65%.

Closing Level:

The Closing Level of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QGLDI <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by Credit Suisse International (together with any successor, “CSi”) as the Calculation Agent, provided that in the event a market disruption event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.” The Closing Level of the Index on the Inception Date was 6,611.18.

Coupon Payment:

On each Coupon Payment Date, for each $20.00 stated principal amount ETN, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. No Coupon Payment will be due or payable in the event you elect to offer your ETNs for Early Redemption or we accelerate the maturity of the ETNs.

Coupon Percentage; Distribution:

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described in this pricing supplement.

Index Distribution Date:	The date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

Coupon Payment Date:

The later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Payment will be made on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Payment will be made on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that, in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Payment amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such Coupon Payment during the period from and after the originally scheduled Coupon Payment Date.

Coupon Record Date:	With respect to each Coupon Payment Date, the third scheduled Business Day prior to such Coupon Payment Date. (Key Terms continued on next page)
Ex-Coupon Date:	With respect to each Coupon Record Date, the second scheduled Business Day prior to such Coupon Record Date.
Secondary Market:

The ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”. Although the ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange. We may create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 20, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi, as the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

Early Redemption Mechanics:

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.
Early Redemption Charge:	The Early Redemption Charge per ETN will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period (such date the “Acceleration Date”), as the case may be.  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Acceleration Event:	As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value of the ETNs is equal to or less than 5% of the prior day’s Closing Indicative Value of such ETNs.
Valuation Date:	January 28, 2033 or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in the Accelerated Valuation Period.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.

Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	A day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on any markets on which such Index Component is traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
Calculation Agent:	Credit Suisse International (“CSi”)
Index Calculation Agent:	The NASDAQ OMX Group, Inc. (“NASDAQ OMX”)
Index Sponsors:	CSi and NASDAQ OMX

You should read this pricing supplement together with the accompanying prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates, and supersedes pricing supplement No. ETN-6 dated January 23, 2013 in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-6/A and in the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and Prospectus dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated March 23, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated March 23, 2012.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “Index”).

The ETNs provide for a variable monthly Coupon Payment based on the Index distribution of the notional premium received in connection with the notional sale of the Options as described in this pricing supplement. Since the amount of any monthly Coupon Payment is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

The ETNs do not have a minimum redemption or repurchase value and are fully exposed to any decline in the underlying Index. A decline in the level of the Index will reduce the payment at maturity or upon early repurchase or acceleration of your ETNs, and you could lose your entire investment.

For a description of how the Coupon Payment, payment at maturity, or payment upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Coupon Payment,” “—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Intraday Indicative Value, the Coupon Payment amount(s) and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and

PS-1

options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on GLD Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The ETNs are linked to the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index. The level of the Index will be published by NASDAQ OMX, as Index Calculation Agent. See “The Index.”

The Index measures the return of a “covered call” strategy on the GLD Shares by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and, together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares).

This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of the notional long position in the GLD Shares and the notional Option premium, reduced based on the value of the Options then outstanding and notional transaction costs. The Index and, as a result, the ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be offset by changes in the price of the GLD Shares during the roll period and notional transaction costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited. In addition, because the notional Option premiums will be notionally distributed out of the Index each month (rather than being reinvested in the Index), the level of the Index and the value of the ETNs should be expected to decline each month in connection with the Index Distribution and Coupon Payment.

The Index measures the performance of the Index Components by incorporating the value of the option premiums deemed received from selling notional call options on the GLD Shares, which value is paid to holders of the ETNs in the form of a variable monthly Coupon Payment based on the Index distribution of the notional premium received in connection with the sale of the Options. The premiums generated from the notional sales of the Options will be subtracted monthly from the Index at the end of the following roll period and paid to holders of the ETNs in the form of a Coupon Payment.

The rules for the Index were developed by CSi and NASDAQ OMX (the “Index Sponsors”). The Index was established on October 19, 2012 with a base date of June 3, 2008 and a base value of 10,000.

NASDAQ OMX, or another party designated by the Index Sponsors, will act as the index calculation agent (the “Index Calculation Agent”) and will be responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Sponsors. The Index is reported on Bloomberg under the ticker symbol “QGLDI <Index>” approximately every fifteen (15) seconds during normal trading hours, and the Closing Level of the Index for each Trading Day is published by 5:00 p.m. (New York City time) on each such day. For more information, please refer to “The Index” in this pricing supplement.

PS-2

What is a covered call?

Generally, call options give the purchaser of the call option the right to buy an underlying asset, such as the GLD Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. A covered call is a transaction in which a seller of call options owns a corresponding amount of the underlying asset, such as the GLD Shares. The option seller’s long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer.

If the price of the underlying asset ends up at or below the strike price then the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is capped at a price equivalent to the strike plus the premium received. However, the market risk of the underlying asset is not eliminated. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying asset, because it will fail to capture all of the potential upside and can miss out on significant gains. Additionally, if the underlying asset price declines, a covered call strategy may result in a loss.

How has the Index performed historically?

The Index Closing Level was set to equal 10,000 as of June 3, 2008 and publication of the Index began on October 19, 2012. The Index has no actual performance prior to October 19, 2012. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to the initial publication of the Index.

The first graph below sets out the retrospectively calculated Closing Levels from June 3, 2008 to October 18, 2012 and the historical Closing Levels from October 19, 2012 to February 11, 2015 of the Index. The Closing Level of the Index on February 11, 2015 was 4,110.39. For comparison purposes, the first graph below also includes the retrospective performance of the Index plus cumulative Distributions as well as the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Total Return Index which is published on Bloomberg under the ticker symbol “QGLDITR <Index>”. The Total Return version of the Index reinvests Distributions whereas the Index subtracts the Distribution from the Index, in each case on a monthly basis. The Index plus cumulative Distributions reflects the return on the Index including the Distributions but without reinvestment on a monthly basis. Payment on the ETNs is linked to the Index and not the Total Return version of the Index. Distributions are not cumulative and are not reinvested in the Index.

The second graph below sets forth the Distributions (as a percentage of the Index Closing Level on the day the distribution is made) subtracted from the Index each month. The Distributions represent the notional premiums received from the notional sale of monthly call options on the GLD Shares pursuant to the Index methodology.

The third graph below sets forth the monthly return and Distribution of the Index. The returns are depicted separately and not netted in the graph below.

Because the Index was published beginning only on October 19, 2012, we have used historical simulated data for the Index and the Total Return version of the Index to illustrate the retrospective performance of the Index and the Total Return version of the Index and to calculate the Distribution amounts prior to such date. We obtained the historical simulated data from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. See “The Index” for a description of the methodology applicable to the Index.

The Chicago Board Options Exchange (CBOE) has changed the monthly option expiry date for options expiring on or after February 15, 2015, from the Saturday following the third Friday of the month, to the third Friday of the month. The Index Sponsors changed the rules of the Index to maintain continuity of the monthly expiry date of the Options and the calculation of the Index value. The changes are not expected to have a material effect on the value of the Index.

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The graphs below do not represent the actual return you should expect to receive on the ETNs or actual monthly Distribution amounts. Additionally, they do not reflect the Daily Investor Fee that will be deducted in calculating the daily redemption value of the ETNs. Retrospective and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your initial investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

*Payment on the ETNs is linked to the Index and not the Total Return version of the Index. Distributions are not cumulative and are not reinvested in the Index.

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How will the Coupon Payments be determined for the ETNs?

On each Coupon Payment Date, for each $20.00 stated principal amount ETN, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon Payment will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Payment will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Payment, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Index Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below under “The Index—The Index Rebalancing Period”) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

•	First, on the Index Calculation Day (as defined herein) preceding the first Roll Date of each month, the strike price of the new option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20.00% (or such greater amount in the event roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring
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Options); the Index will notionally liquidate GLD Shares Units in an amount sufficient to fund the notional repurchase.

•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Payment.

When will the Coupon Payment be paid?

The Coupon Payment Date will be the later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Payment will be made on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Payment will be made on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Payment amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such Coupon Payment during the period from and after the originally scheduled Coupon Payment Date. The Coupon Payment will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. The Coupon Record Date will be the third scheduled Business Day prior to such Coupon Payment Date.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Payment is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is subtracted from the Index on the Index Distribution Date, the Coupon Payment amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs up to the Ex-Coupon Date. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the amount of the Coupon Payment, meaning that the Coupon Payment amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Payment, the holder must own the ETNs on the Coupon Record Date.

Will I receive fixed periodic interest on the ETNs?

No. We will not make any fixed periodic payments of interest during the term of the ETNs, although you will be entitled to receive variable monthly Coupon Payments based on the Index distribution of the notional option premiums received from the notional sale of monthly call options on the GLD Shares, as described in this pricing supplement. Since the amount of any monthly Coupon Payment is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

Unless the ETNs are redeemed or accelerated, you will not receive any other payments on the ETNs prior to maturity of the ETNs. In addition, no Coupon Payment will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

Will my investment track the price of gold?

The ETNs should not be expected to track the price of gold because of the fees and expenses applied to each of the GLD Shares and the ETN as well as the design of the Index methodology which limits upside participation in any appreciation of the GLD Shares.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during

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its term. Consequently, the Index will not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be offset by changes in the price of the GLD Shares during the roll period and notional transaction costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited.

In addition, the level of the Index is reduced by notional transaction costs and the value of the ETNs is reduced by the Investor Fee. Because the Index, the GLD Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Payment, the performance of the ETNs should not be expected to mirror the performance of the price of gold.

How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on February 2, 2033 (the “Maturity Date”), provided that the maturity of the ETNs may be extended at our option as described herein under “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will receive a cash payment per ETN equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”), as calculated by the Calculation Agent. We refer to the amount of such payment as the “Payment at Maturity.” If the Final Indicative Value is zero, the Payment at Maturity will be zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “GLDIIV”. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs.

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The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. On the Inception Date, the Current Principal Amount was $20.00.

The “Intraday Indicative Value” of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal trading hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.65%.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs, you will receive less than the stated principal amount of your investment at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QGLDI <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that, in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

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Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 20, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, and will be calculated by the Calculation Agent.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional

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Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event  Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period (such date, the “Acceleration Date”), as the case may be.  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

What will be the Intraday Indicative Value of the ETNs?

The “Intraday Indicative Value” of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal business hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Calculation Agent or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Neither the Intraday Indicative Value nor the Closing Indicative Value of the ETNs is necessarily the same as the trading price of the ETNs in the secondary market at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

How do you sell your ETNs?

The ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”. Although the ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.

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The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

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What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Components. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Uncertain Principal Repayment –The ETNs are designed for investors who seek exposure to the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options. The ETNs do not guarantee any return of principal. For each ETN, investors will receive a cash payment at maturity, or payment upon early redemption or acceleration that will be linked to the performance of the Index times a Daily Index Factor and less a Daily Investor Fee. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	No Fixed Interest Payments – You will not receive any fixed periodic interest payments on the ETNs, and the amount of the monthly Coupon Payment is uncertain and could be zero. In addition, there is a substantial delay between the time the amount of any Distribution is determined and the date on which it is subtracted from the level of the Index and subsequently paid in the form of a Coupon Payment.
•	Credit Risk of the Issuer – Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
•	Exposure to Risks Associated with the Underlying Assets – When you purchase the ETNs you are exposed not only to the risk associated with purchasing an ETN that is subject to the credit risk of the issuer but also to the risks of the underlying Index, the GLD Shares and the Options. Investors should fully comprehend that in exchange for the right to receive a variable monthly Coupon Payment depending on the notional premiums received in connection with the sale of the Options, investing in the ETNs also means unlimited exposure to any decline in the value of the GLD Shares.
•	A Trading Market for the ETNs May Not Continue Over the Term of the ETNs – Although the ETNs are currently listed on Nasdaq under the ticker symbol “GLDI”, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on any exchange.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market – The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value will be published on each Trading Day under the ticker symbol “GLDI”. The Intraday Indicative Value of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal trading hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor and is based on the most recent intraday level of the Index. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time.
•	Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) – Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) in which case investors will receive a cash payment in an amount based on the Closing Indicative Value of the
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ETNs. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

•	Concentration Risk – The return on the ETNs is linked to the performance of the Index, which measures the return of a “covered call” strategy on GLD Shares and the notional option premiums generated from the notional sale of monthly call options on the GLD Shares less notional transaction costs incurred in connection with the covered call strategy. As a result, your investment reflects a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and is exposed to significant market risks.
•	Limited participation in appreciation of the GLD Shares – Because a covered call strategy limits participation in any appreciation of the underlying asset, in this case the GLD Shares, above the strike price of the Option, the Index will not participate in any appreciation of the GLD Shares in excess of the strike price of the Options during their term. The Index’s exposure to any decline in the value of the GLD Shares will not be limited. The use of options, which will limit participation in appreciation of the GLD Shares while maintaining full downside exposure, may render an investment in ETNs linked to the Index Components inappropriate as the focus of an investment portfolio.
•	The value of the ETNs will not track the price of gold – The ETNs should not be expected to track the price of gold because of the fees and expenses applied to each of the GLD Shares and the ETN as well as the design of the Index methodology which limits upside participation in any appreciation of the GLD Shares. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. The level of the Index is reduced by notional transaction costs and the value of the ETNs is reduced by the Investor Fee. As a result, the performance of the ETNs will not mirror the performance of the price of gold.
•	Volatility risk – The ETNs are exposed to volatility risk related to the GLD Shares and the Options. Greater expected volatility with respect to the GLD Shares indicates an increased risk that investors will not participate fully in any appreciation in the price of the GLD Shares and an increased risk of loss of principal on the ETNs as the result of declines in the price of the GLD Shares.
•	Commodity prices, including the price of gold, are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index – The GLD Shares seek to mirror the price of gold bullion, before fees and expenses (see “The Index—The SPDR® Gold Trust” in this pricing supplement). The price of gold bullion is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), actions that may be taken to influence the strength of global currencies relative to the U.S. dollar, interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.
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•	There are risks relating to the expected discontinuation of the gold benchmark London PM Fix and the switch to its successor benchmark the LBMA Gold Price – In 2015, the London PM Fix is expected to be discontinued, and its successor benchmark, the LBMA Gold Price, is expected to become the new daily price of gold and is expected to be the benchmark used to value the gold held by the SPDR® Gold Trust. The use of an alternative indicator for the price of gold could result in materially different pricing of the gold in the SPDR® Gold Trust, which could result in materially different values for the GLD Shares and therefore, the value of the Index and the ETNs. Actual or perceived disruptions in the processes used to determine the new LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect the return on your investment in the ETNs.
•	The correlation between the performance of the GLD Shares and the price of gold may be imperfect – A discrepancy may exist between the performance of the GLD Shares and the price of gold. The GLD shares seek to mirror the price of gold bullion, before fees and expenses. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. In addition, because the GLD Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one GLD Share may differ from the net asset value per GLD Share. Because of these potential discrepancies, the performance of the GLD Shares may not correlate with the return on gold over the same period.
•	Termination of the SPDR® Gold Trust could adversely affect the value of the ETNs – The SPDR® Gold Trust may terminate and liquidate. If the SPDR® Gold Trust is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of gold is lower than the price of gold at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.
•	You will not have any rights in the GLD Shares, in call options relating to such shares or in gold bullion – As an owner of the ETNs, you will not have rights that holders of the GLD Shares or in any call options on the GLD Shares may have. In addition, you will have no ownership interest in gold bullion, the price of which the GLD Shares seek to track. Any amounts due to you under the terms of the ETNs will be paid in cash, subject to the ability of the issuer to satisfy its obligations as they become due, and you will have no right to receive delivery of any components of the Index.
•	Potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent and Index Sponsor and hedging our obligations under the ETNs. In performing these roles, the economic interests of the Calculation Agent, Index Sponsor, and other affiliates of ours are potentially adverse to your interests as an investor in the ETNs.
•	Many economic and market factors will affect the value of the ETNs – In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
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•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for gold, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in gold producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements on redemption by Credit Suisse – You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered.
•	Your offer for redemption is irrevocable – You will not be able to rescind your offer for redemption after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time – Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	The Maturity Date of the ETNs may be extended at our option – The scheduled Maturity Date is initially February 2, 2033. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods.
•	Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.
•	You are familiar with covered call strategies and understand the investment strategy underlying the Index and are willing to be exposed to notional long positions in GLD Shares, notional short positions in the Options and the risks associated with options transactions.
PS-15

•	You seek an investment with variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the sale of the notional call options.
•	You are willing to accept the risk of fluctuations in the price of gold generally and the price of the GLD Shares, the value of the related Options and the level of the Index in particular.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You believe the level of the Index will increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You are willing to accept that the strategy of the Index limits the upside participation in any appreciation in the value of the GLD Shares while exposure to any decline in the value of the GLD Shares will not be limited.
•	You believe that the price of the GLD Shares will not increase by an amount that exceeds the Option strike prices over your intended holding period of the ETNs.
•	You do not seek a guaranteed return of principal and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the Daily Investor Fee and the Early Redemption Charge, if applicable, will reduce your return (or increase your loss, as applicable) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse AG, as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.
•	You are not familiar with covered call strategies and do not understand the investment strategy underlying the Index or are not willing to be exposed notional long positions in GLD Shares, notional short positions in the Options and risks associated with options transactions.
•	You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.
PS-16

•	You are not willing to be exposed to fluctuations in the price of gold, the price of the GLD Shares, the value of the Options and the level of the Index.
•	You are not willing to be exposed to the trading price of the ETNs which, at any time, may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs.
•	You seek an investment that does not limit the upside participation in any appreciation in the value of the GLD Shares or one that limits exposure to any decline in the value of the GLD Shares.
•	You believe that the value of the GLD Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse AG, as issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in the Index Components comprising the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any interests or rights with respect to any Index Component as a result of your ownership of the ETNs.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Investor Fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities

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of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, will act as the Calculation Agent for the ETNs. As the Calculation Agent, CSi will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity will likely involve purchases or sales of GLD Shares and listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the GLD Shares. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the GLD Shares and the Options, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Does ERISA impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the ETNs or (B) its acquisition and holding of the ETNs is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by

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the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

PS-19

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Payment Calculation

The hypothetical Coupon Payments set forth below are for illustrative purposes only and may not be the actual Coupon Payments with respect to any Coupon Payment Date. The actual Coupon Payment on any Coupon Payment Date will be determined by reference to the Closing Indicative Value on the Index Business Day immediately preceding the Index Distribution Date and the Coupon Percentage for the relevant Coupon Payment Date and may be substantially different from any amounts set forth below. The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the notional sale of the call options written on the GLD Shares pursuant to the Index methodology described in this pricing supplement.

Example 1. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 5,000.00 and the Closing Indicative Value is equal to $15.00 and that, on the Index Distribution Date, the Distribution is equal to 50.00. The Coupon Payment will be $0.1500, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Payment (Closing Indicative Value * Coupon Percentage)
5,000.00	50.00	1.000%	$15.00	$0.1500

The Coupon Percentage will be calculated as follows:

Distribution	=	50.00	=	1.000%
Index Level		5,000.00

The Amount of the Coupon will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$15.00	x	1.000%	=	$0.15

PS-20

Example 2. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 10,000.00 and the Closing Indicative Value is equal to $28.00 and that, on the Index Distribution Date, the Distribution is equal to 110.00. The Coupon Payment will be $0.3080, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Payment (Closing Indicative Value * Coupon Percentage)
10,000.00	110.00	1.1000%	$28.00	$0.3080

The Coupon Percentage will be calculated as follows:

Distribution	=	110.00	=	1.1000%
Index Level		10,000.00

The Amount of the Coupon will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$28.00	x	1.1000%	=	$0.3080

Example 3. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 2,000.00 and the Closing Indicative Value is equal to $7.70 and that, on the Index Distribution Date, the Distribution is equal to 10.00. The Coupon Payment will be $0.0385, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Payment (Closing Indicative Value * Coupon Percentage)
2,000.00	10.00	0.5000%	$7.70	$0.0385

The Coupon Percentage will be calculated as follows:

Distribution	=	10.00	=	0.5000%
Index Level		2,000.00

The Amount of the Coupon will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$7.70	x	0.5000%	=	$0.0385

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Hypothetical Examples of the Payment at Maturity

The following examples show how the ETNs would perform in hypothetical circumstances, assuming an initial Index level of 10,000 and reflecting the $20.00 stated principal amount of each ETN as well as the Daily Investor Fee of 0.65% per annum. For purposes of the calculation in this table, each year is assumed to have 365 days. It is further assumed that no Coupon Payments are made during the term of the ETNs and that the Distribution for each Index Distribution Date is zero. Because of daily compounding, the actual Daily Investor Fee realized may exceed 0.65% per annum. We have included examples in which the level of the Index (i) increases at a constant rate of 2.5% each year, (ii) increases at a constant rate of 3% for five (5) years and then falls at a constant rate of 9% for five (5) years, (iii) decreases and increases alternatively each year, (iv) decreases at an accelerating rate and (v) increases and then decreases over the term of the ETNs. These examples highlight the behavior of the Closing Indicative Value of the ETNs at the end of each year in different circumstances. The figures in these examples have been rounded for convenience. Although your payment upon early redemption or acceleration would be based on the Closing Indicative Value of the ETNs on the applicable Valuation Date (the calculation of which includes the Daily Investor Fee of 0.65% per annum), which is calculated in the manner illustrated in the examples below, you should be aware that CSSU, our agent for any redemption at your option, may charge a fee of up to 0.125% per ETN redeemed. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the performance of the Index, please refer to “The Index” in this pricing supplement.

Example 1. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 2.5% each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has increased by approximately 28% over ten (10) years, and the closing value of the ETNs has increased by approximately 20% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,250.00	$20.37	2.50%	1.84%
2	10,506.30	$20.74	2.50%	1.84%
3	10,768.90	$21.12	2.50%	1.84%
4	11,038.10	$21.51	2.50%	1.84%
5	11,314.10	$21.90	2.50%	1.84%
6	11,596.90	$22.31	2.50%	1.84%
7	11,886.90	$22.72	2.50%	1.84%
8	12,184.00	$23.13	2.50%	1.84%
9	12,488.60	$23.56	2.50%	1.84%
10	12,800.80	$23.99	2.50%	1.84%
Hypothetical return on $20.00 investment after 10 years:				19.95%

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Example 2. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 3% each year from the inception date of the ETNs to the end of year 5, and decreased by 9% each year until the end of year 10. In this scenario, the Index has decreased by approximately 28% over ten (10) years, and the closing value of the ETNs has decreased by approximately 32% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,300.00	$20.47	3.00%	2.33%
2	10,609.00	$20.94	3.00%	2.33%
3	10,927.30	$21.43	3.00%	2.33%
4	11,255.10	$21.93	3.00%	2.33%
5	11,592.70	$22.44	3.00%	2.33%
6	10,549.40	$20.29	-9.00%	-9.59%
7	9,599.90	$18.35	-9.00%	-9.59%
8	8,736.00	$16.59	-9.00%	-9.59%
9	7,949.70	$15.00	-9.00%	-9.59%
10	7,234.20	$13.56	-9.00%	-9.59%
Hypothetical return on $20.00 investment after 10 years:				-32.21%

Example 3. Assumptions: This example assumes that the level of the Index (Column B) has decreased and increased by 3% alternatively each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 0.5% over ten (10) years, and the closing value of the ETNs has decreased by approximately 7% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	9,700.00	$19.27	-3.00%	-3.63%
2	9,991.00	$19.72	3.00%	2.33%
3	9,691.30	$19.01	-3.00%	-3.63%
4	9,982.00	$19.45	3.00%	2.33%
5	9,682.50	$18.75	-3.00%	-3.63%
6	9,973.00	$19.18	3.00%	2.33%
7	9,673.80	$18.49	-3.00%	-3.63%
8	9,964.00	$18.92	3.00%	2.33%
9	9,665.10	$18.23	-3.00%	-3.63%
10	9,955.10	$18.66	3.00%	2.33%
Hypothetical return on $20.00 investment after 10 years:				-6.71%

PS-23

Example 4. Assumptions: This example assumes that the level of the Index (Column B) has decreased at an accelerating rate from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 97% over ten (10) years, and the closing value of the ETNs has decreased by approximately 97% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	8,819.00	$17.52	-11.81%	-12.38%
2	7,460.00	$14.73	-15.41%	-15.96%
3	6,041.80	$11.85	-19.01%	-19.54%
4	4,675.80	$9.11	-22.61%	-23.11%
5	3,450.30	$6.68	-26.21%	-26.69%
6	2,421.70	$4.66	-29.81%	-30.27%
7	1,612.60	$3.08	-33.41%	-33.84%
8	1,015.80	$1.93	-37.01%	-37.42%
9	603.30	$1.14	-40.61%	-40.99%
10	336.60	$0.63	-44.21%	-44.57%
Hypothetical return on $20.00 investment after 10 years:				-96.85%

Example 5. Assumptions: This example assumes that the level of the Index (Column B) has increased each year from the inception date to the end of year 3, and decreased at an increasing rate from the end of year 4 to the end of year 10. In this scenario, the Index has decreased by approximately 59% over ten (10) years, and the closing value of the ETNs has decreased by approximately 62% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,819.00	$21.50	8.19%	7.49%
2	11,315.60	$22.34	4.59%	3.91%
3	11,427.60	$22.41	0.99%	0.34%
4	11,129.40	$21.69	-2.61%	-3.24%
5	10,438.20	$20.21	-6.21%	-6.82%
6	9,414.20	$18.11	-9.81%	-10.39%
7	8,151.80	$15.58	-13.41%	-13.97%
8	6,765.20	$12.84	-17.01%	-17.55%
9	5,370.90	$10.13	-20.61%	-21.12%
10	4,070.60	$7.63	-24.21%	-24.70%
Hypothetical return on $20.00 investment after 10 years:				-61.86%

PS-24

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the performance of the Index. Investing in the ETNs is not equivalent to investing directly in gold bullion, the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

RISKS RELATED TO THE ETNs

The ETNs do not guarantee any return of principal and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee payment of the stated principal amount at maturity, or payment upon early redemption or acceleration, and may incur a loss of principal due to fluctuations in the Closing Indicative Value. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced if the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity or upon early redemption or acceleration and any Coupon Payments is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index

The value of the Index used to calculate the payment at maturity or upon early redemption or acceleration will be reduced by the notional transaction costs applied to the Index. These costs are built into the calculation of the level of the Index and, as a result, the Closing Level of the Index will be less than it would be if such fees were not included.

PS-25

In addition to the Index costs, the Daily Investor Fee reduces the amount of your payment at maturity or upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset the Index costs and Daily Investor Fee (and the fee for ETNs repurchased at your option) in order for you to receive at least your initial investment in the ETNs at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the investor fee, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

The ETNs do not pay fixed periodic interest payments

We will not pay fixed periodic interest on the ETNs. Instead you will be entitled to receive a variable monthly Coupon Payment as described herein. The amount of any Coupon Payment will depend on the Index distribution of the notional premium received in connection with the sale of the monthly strike call options of approximately 103% on the GLD Shares. Premiums on sales of such call options are affected by numerous factors, including the price of the GLD Shares, the level at which the strike price is set, the change in the price of GLD Shares during the roll period, interest rates and volatility in the markets generally. Accordingly, the amount of any Coupon Payment is uncertain and could be zero. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You are not guaranteed any Coupon Payment amount on your ETNs

Your Coupon Payments, if any, are not fixed and could be zero with respect to any Coupon Payment Date. To the extent the Coupon Percentage on an Index Distribution Date is equal to or less than zero, there will be no Coupon Payment made on the corresponding Coupon Payment Date. In addition, if you offer your shares for redemption, the Early Redemption Amount will be the sole payment in respect of the ETNs and no Coupon Payment will be due or payable.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a long exposure to the performance of the Index which is comprised of notional long positions in GLD Shares and short positions in call options on the GLD Shares. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of such ETNs in the secondary market. The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. The Closing Indicative Value on the Inception Date was $20.00. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “GLDIIV”. If your ETNs have not been previously redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date, as calculated by the Calculation Agent. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.

PS-26

The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

The Intraday Indicative Value of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal trading hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in GLD Shares and notional short positions in the Options.
•	You are not familiar with covered call strategies and do not understand the investment strategy underlying the Index or are not willing to be exposed notional long positions in GLD Shares, notional short positions in the Options and risks associated with options transactions.
•	You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.
•	You are not willing to be exposed to fluctuations in the price of gold, the price of the GLD Shares, the value of the Options and the level of the Index.
PS-27

•	You are not willing to be exposed to the trading price of the ETNs which, at any time, may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over your intended holding period of the ETNs.
•	You seek an investment that does not limit the upside participation in any appreciation in the value of the GLD Shares or one that limits exposure to any decline in the value of the GLD Shares.
•	You believe that the value of the GLD Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the Daily Investor Fee and the Early Redemption Charge, if applicable, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse AG, as issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The “covered call” strategy of the Index may not result in an increase in the level of the Index because the gains on the strategy are limited by the strike price of the notional call options

The ETNs are linked to an Index which measures the return of a covered call strategy on the GLD Shares by reflecting price changes in the GLD Shares and the option premiums generated from the notional sale of monthly call options on the GLD Shares, subject to the deduction of investor fees and notional transaction costs. You should understand the risk of this strategy before you invest.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during its term. Consequently, the Index may not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

PS-28

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. While the strike price of the Options included in the Index will operate to limit the Index’s participation in any increase in the value of the GLD Shares, the Index’s exposure to any decline in the value of the GLD Shares will not be limited. In addition, the level of the Index is reduced by notional transaction costs and the value of the ETNs is reduced by the Investor Fee.

Changing prices of the Index Components will affect the value of the ETNs

The Index includes Options which are rolled each month. As an Option approaches expiration, it is replaced by a contract that has a later expiration. This process is referred to as “rolling”. First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date of the relevant Options (each, a “Roll Date”). The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%. The Index will be rebalanced at the end of each Roll Date and will be exposed to changes in the price of the GLD Shares, changes in interest rates and market volatility generally during the roll period. These factors can lead to reduced notional Option premiums being received during the roll period, which could adversely affect the amount of the Distribution, the level of the Index and, accordingly, the value of the ETNs and the Coupon Payment amounts.

Additionally, the Index will be exposed to increases in the value of the Options that were sold during the immediately prior roll period, which are reflected as a short position in the Index and are notionally repurchased during the subsequent roll period. Any increase in the value of these Options after the roll period in which such Options are notionally sold could adversely affect the level of the Index and, accordingly, the value of the ETNs.

The value of the ETNs will not track the price of gold

The ETNs should not be expected to track the price of gold because of the fees and expenses applied to each of the GLD Shares and the ETNs as well as the design of the Index methodology which limits upside participation in any appreciation of the GLD Shares. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. The level of the Index is reduced by notional transaction costs and the value of the ETNs is reduced by the Investor Fee. A covered call strategy limits participation in the appreciation of the underlying asset, in this case the GLD Shares.

As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the GLD Shares or gold bullion, the price of which the GLD Shares seek to track (before fees and expenses). The Options included in the Index limit the Index’s participation in the appreciation of the GLD Shares to the strike price of each Option during its term. Consequently, the Index will not participate as fully in the appreciation of the GLD Shares as would an investment linked directly to the GLD Shares or a direct investment in gold bullion. In general, if the price of the GLD Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the GLD Shares.

The maximum gains on the appreciation of GLD Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the GLD Shares above the call strike price. If the price of the GLD Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the GLD Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 3%, which appreciation may be offset by changes in the price of the GLD Shares during the roll period and notional transaction costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the GLD Shares is not limited.

PS-29

In addition, the level of the Index is reduced by notional transaction costs and the value of the ETNs is reduced by the Investor Fee. Because the Index, the GLD Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Payment, the performance of the ETNs should not be expected to mirror the performance of the price of gold.

The amount of any Coupon Payment you are entitled to receive and the level of the Index are affected by market factors that interrelate in complicated ways. Any potential increase in the value of the Options may reflect a greater likelihood that you will not participate fully in the appreciation of the GLD Shares or a higher likelihood that the Index will be exposed to a decline in the value of the GLD Shares, which in either case could adversely affect the level of the Index and the value of the ETNs

The ETNs are linked to an Index which measures the return of a covered call strategy on GLD Shares by reflecting price changes in the GLD Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the GLD Shares, subject to the deduction of investor fees and notional transaction costs. Because the covered call methodology applied by the Index reflects a notional short position in the Options (the Index is a notional seller of call options), the level of the Index will not increase beyond the strike price of the Options, even if the price of the GLD Shares appreciates significantly. The Index notionally sells the Options and receives the call premium; it does not receive any gain if the GLD Share price increases above the strike price.

The amount of any Coupon Payment payable on the ETNs depends on the notional premium received in connection with the sale of the Options and the value of the Options during their term. The value of the Options varies with the value of the underlying GLD Shares over time. The premiums reflect the “likelihood” or chance of the Options finishing “in-the-money” or above the strike price. The Option premium generally will be higher when the Options have more time to expire and when the underlying GLD Shares show more volatility. Accordingly, a higher premium reflects a view of a greater likelihood that the price of the GLD Shares will increase above the strike price of the Options. Because the Index will reflect a notional short position in the Options after the premium is generated, the level of the Index will be adversely affected in situations where market participants attribute a greater potential value to such Options.

For example, it is possible that the price of the GLD Shares may increase over the course of the roll period, during which time the Options are sold. Because the strike level of the Options to be sold was selected immediately prior to the roll period, the strike level of the options may be less than 103% of the level of the GLD Shares on the day that such Options are sold. While this type of movement would be likely to increase the premium received for the sale of the options, investors will not participate in any further increase in the appreciation of the level of the GLD Shares above the strike level determined immediately prior to the roll period. In this situation, there is a greater likelihood that investors will not fully participate in the appreciation of the level of the GLD Shares.

Additionally, in times of greater expected volatility in the price of the GLD Shares, market expectations reflect a higher possibility that the price of the GLD Shares is likely to move upwards or downwards from the current price of the GLD Shares and that such movement could be substantial. During such times, market participants may be willing to pay more for call options in order to access potential appreciation in the price of the GLD Shares while avoiding any potential downside exposure to the GLD Shares. In this type of environment, there is a larger likelihood that the level of the GLD Shares will increase above the strike price of the options or decrease below the current level. The level of the Index and, consequently, the value of the ETNs, will be fully exposed to any decline in the value of the GLD Shares, but the level of the Index and, consequently, the value of the ETNs, will not participate in any appreciation in the value of the GLD Shares above the strike price of the call options.

The above factors, as well as other factors that may affect the amount of any Coupon Payment, may adversely affect the level of the Index and the value of your ETNs. You should understand the risk of the covered call strategy implemented by the Index before you invest.

PS-30

The manner in which the Index is calculated, including the notional transaction costs and daily value of the Options reflected in the Index, may have a negative impact on the level of the Index compared to alternative methods for implementing a covered call strategy

Although the Index is intended to measure the return of a covered call strategy on the GLD Shares, the manner in which the Index is calculated may have a negative impact on the level of the Index and the value of the ETNs.

For example, when an Option is hypothetically sold by the Index, the premium generated is calculated using the last published “bid price” for the related listed option on such day. This “bid price” is the price at which purchasers have indicated they are willing to purchase such option and may be lower than the last price at which the sale of an option was completed. Additionally, the amount of any premium will be reduced by a “trading adjustment” equal to 0.0003 times the closing price of the GLD Shares on such date.

Similarly, when an Option position is hypothetically repurchased by the Index, the cost of such repurchase is calculated using the last published “ask price” for the related listed option on such day. This “ask price” is the price at which sellers have indicated they are willing to sell such option. This “ask price” will be higher than the corresponding “bid price” for the option, which will increase the cost of repurchasing the Options. Additionally, the cost of repurchasing the Options will be increased by a “trading adjustment” equal to 0.0003 times the closing price of the GLD Shares on such date.

In connection with the notional repurchase of Expiring Options, the Index will decrease the number of GLD Shares held by the Index, reflecting a hypothetical sale of GLD Shares to fund the repurchase of the Options. The notional proceeds generated by the sale of GLD Shares will be reduced by a “trading adjustment” equal to 0.0001 times the closing price of the GLD Shares on such date.

In addition, because the calculation of the level of the Index reflects a hypothetical short position in the Option, the level of the Index on any day decreases with any increase in the value attributed to the Options on such date. The value attributed to the Options on a given date is calculated using the “mid price” on such date, which is the average of the “ask price” and the “bid price” for the related listed option. It is possible that a “bid price” will not exist for the option on a given date, reflecting that no market participants have indicated that they are willing to purchase the option at any price. In this case, the Index will calculate the bid price by reference to the outstanding “ask price.” If the adjusted “bid price” is greater than zero, this will increase the value attributed to the Options and will consequently decrease the level of the Index.

Accordingly, the manner in which the Index is calculated may have a negative impact on the level of the Index. Any decrease in the level of the Index will decrease the value of your ETNs. It is possible that your return will be less than if you had invested in an alternative covered call strategy. You should understand the manner in which the Index is calculated and carefully review “The Index” in this pricing supplement before you invest.

A substantial delay will exist between the hypothetical sale of any options and the delivery of any premium received in the form of a Coupon Payment, and you will not be compensated for any such delay

Any Coupon that you may be entitled to receive on your ETNs will be calculated based on the Coupon Percentage on the Index Distribution Date and paid on the corresponding Coupon Payment Date. The Coupon Percentage will be calculated based on the notional premium generated from the sale of options from the prior month, which will be reflected in the Index during the period prior to the Index Distribution Date. As a result, a delay of approximately one month, and possibly more, will exist between the dates on which the notional premium is reflected in the Index and the Index Distribution Date based on which the corresponding Coupon Percentage is calculated. The amount available for distribution included in the Index will not accrue interest during this time period. Moreover, a delay of up to two (2) weeks may exist between the Index Distribution Date and the Coupon Payment Date, and any Coupon Payment you are entitled to receive will not accrue further interest during this time period.

As a result, a substantial delay will exist between the notional receipt of any options premium and any associated Coupon Payment on your ETNs, and you will not be compensated for this delay.

PS-31

Disruption Events may adversely affect the Closing Level of the Index and the value of the ETNs

The Index includes Options which are rolled each month during the Index Rebalancing Period. During this process, Options that are nearing their expiration are notionally repurchased, and GLD Shares are notionally sold in order to cover the cost of this repurchase. New Options are then sold, and the notional proceeds from such sale are included in the level of the Index and will affect the amount of the subsequent Coupon Payment on the ETN. If an Index Disruption Event (as defined herein) occurs, the Index will postpone the repurchase of the expiring Options, the sale of the GLD Shares, and the sale of the new Options until the next Index Calculation Day on which an Index Disruption Event does not occur, even if trading in all such Index Components was not disrupted. The price on the next Index Calculation Day of the GLD Shares or Options that are being sold may be lower than the price of such Index Component on the day on which the Index Disruption Event occurred, and the price on the next Index Calculation Day of the Options being repurchased may be higher than on the day on which the Index Disruption Event occurred, which could in either case adversely affect the level of the Index and, accordingly, the value of the ETNs.

Additionally, the roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date for the Options sold during the previous Index Rebalancing Period. In the event that Index Disruption Events result in fewer than five (5) Index Calculation Days occurring prior to the day on which such Options expire, the Index will roll its position over such fewer Index Calculation Days, which could result in more than 20% of the notional position of the Index Components being rolled on an Index Calculation Day. Because we expect to hedge our obligations relating to the ETNs and will be transacting in the GLD Shares and the Option during the roll period, the notional position being rolled could adversely affect the level of the Index and, accordingly, the value of the ETNs. See “—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs.”

In the event that Index Disruption Events result in a failure of the Index to notionally repurchase all of the expiring Options prior to the day on which such Options are scheduled to expire, the first Index Calculation Day on which an Index Disruption Event does not occur will constitute an “Extraordinary Roll Date” on which all such Options will be deemed to be repurchased by the Index. The price at which the Index is deemed to repurchase such expiring Options will be adjusted to reflect notional transaction costs associated with such repurchase and/or any exercise of the Options prior to the Index Calculation Day. The impact of any such adjustment could be substantial. The notional transaction costs associated with such repurchase of the expiring Options will adversely affect the level of the Index and, accordingly, the value of the ETNs.

For more information on how Index Disruption Events may affect the value of the ETNs, see “The Index—Roll Percentage and Disruptions.”

Concentration risks associated with the ETNs

The return on the ETNs is linked to the performance of the Index, which measures the return of a “covered call” strategy on the GLD Shares and the option premiums generated from the notional sale of monthly call options on the GLD Shares less notional transaction costs incurred in connection with the covered call strategy. The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. Consequently, the ETNs reflect a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and are exposed to significant market risks. An investment in securities linked to the performance of a single asset lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of gold may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the ETNs are linked to an Index reflecting a concentrated investment strategy, they carry greater risk and may be more volatile than a security linked to the prices of multiple assets or a broad-based index.

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If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs.

It is possible that your ETNs will be accelerated due to a fall in the Intraday Indicative Value to 5% or less than the prior day’s Closing Indicative Value of such ETNs and your investment will be lost before the scheduled maturity of the ETNs

Because the Intraday Indicative Value is calculated throughout each Trading Day, adverse daily performances of the Index on a Trading Day will be reflected in the current Closing Indicative Value rather than only upon early redemption, acceleration or at maturity. If there are severe or repeated adverse daily performances for the Index during the term of the ETNs, the Intraday Indicative Value of such ETNs on any Trading Day could be reduced to 5% or less of the prior day’s Closing Indicative Value. If this occurs, the ETNs will automatically accelerate for an amount equal to that day’s Closing Indicative Value of such ETNs and you may not receive any of your initial investment.

Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part and pay you an amount equal to, in the event of an acceleration of all outstanding ETNs, the arithmetic average of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration of less than all outstanding ETNs, the Closing Indicative Value on the applicable Accelerated Valuation Date, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”) or if an Acceleration Event has occurred in our or the Calculation Agent’s determination (an “Event Acceleration”). Accordingly, you should not expect to be able to hold the ETNs to maturity. As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event,” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or CSi, as the Calculation Agent, that we or any

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of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (e) if, at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or (f) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable. If we accelerate the ETNs, you will only receive an amount equal to, in the event of an acceleration in whole, the arithmetic average of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration in part, the Closing Indicative Value on the applicable Valuation Date, and you will not receive any other compensation or amount for the loss of the investment opportunity of holding the ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began in October 19, 2012. Accordingly, the Index has limited historical data, and retrospective performance of the Index may not be representative of the Index’s potential performance under market conditions. Because the Index is of recent origin with limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to October 19, 2012 represent the retrospective performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. In calculating the retrospective performance of the Index, we have assumed that no disruption events or modifications to the methodology occurred during the period prior to October 19, 2012. There can be no assurance that there will not be any such disruption events or modifications which would adversely affect the level of the Index in the future. Retrospectively calculated Index levels based on different assumptions or for a different time period may produce different results. In any event, no information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially February 2, 2033. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge reduces the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Daily Investor Fee over the term of the ETNs and in the case of Early Redemption, the Early

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Redemption Charge, if applicable, you will receive less than the amount of your initial investment upon early redemption, acceleration or maturity of your ETNs. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 50,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 50,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An Early Redemption Charge of up to 0.125% per ETN may be charged upon an early redemption at your election

CSSU will act as our agent in connection with any offer by you of your ETNs for redemption and may charge a fee of up to 0.125% times the Closing Indicative Value per ETN on the Early Redemption Valuation Date. The imposition of this fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Redemption Amount. The Calculation Agent will calculate the Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. In addition, no Coupon Payment will be due or payable upon any redemption of the ETNs. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

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Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Closing Indicative Values, the Redemption Amount, the occurrence and effects of an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for gold, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in gold-producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical or retrospective performance of the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

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The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on the initial settlement date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

You will not have any rights in the GLD Shares, in call options relating to such shares or in gold bullion

As an owner of the ETNs, you will not have rights that holders of the GLD Shares or in any call options on the GLD Shares may have. In addition, you will have no ownership interest in gold bullion, the price of which the GLD Shares seek to track. Any amounts due on your ETNs will be subject to the ability of the issuer to satisfy its obligations and will be paid in cash. You will have no ownership rights in, or right to receive delivery of, any Index Component.

Share and option prices may change unpredictably, affecting the level of the Index and the value of the ETNs in unforeseeable ways

Trading in the GLD Shares and Options that comprise the Index Components is speculative and can be extremely volatile. Market prices of the Index Components may fluctuate rapidly based on numerous factors, including the supply and demand characteristics of the market, including the availability of alternate investment opportunities and changes in interest and yield rates in the market. These factors may affect the level of the Index and the value of your ETNs in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

There may not be an active trading market for your ETNs

Although we have listed the ETNs on Nasdaq under the ticker symbol “GLDI”, a trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on Nasdaq or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the options contracts relating to the Index or the GLD Shares, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index, or other instruments linked to the Index or the futures contracts relating to the Index or the GLD Shares, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the GLD Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is

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possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero.

We, our affiliates or third parties with whom we transact may also engage in trading in options or futures contracts relating to the Index or the GLD Shares, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options, or instruments whose returns are linked to the Index or the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts relating to the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the GLD Shares or the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the GLD Shares or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the GLD Shares. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index, the GLD Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the GLD Shares. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the GLD Shares and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the GLD Shares, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

Our affiliate, CSi, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make determinations with respect to the ETNs. Among other things, CSi or one of its affiliates is responsible for computing and disseminating the Closing Indicative Value. In addition, CSi is an Index Sponsor. Potential conflicts of interest may exist between us and holders of the ETNs with respect to judgments and determinations that we must make in determining the Index value and amounts due to you, either at maturity or upon early redemption or acceleration of the ETNs or the composition or methodology of the Index. The determinations and judgments may be adverse to you.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

We and our affiliates also may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Index or the

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Index Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the ETNs.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two (2) additional five-year periods following the originally scheduled maturity date of February 2, 2033.

Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs

Options markets like the Chicago Board Options Exchange (CBOE), the market for the Options included in the Index, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. These circumstances could affect the value of the Index and therefore could adversely affect the value of your ETNs.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the ETNs thus neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the ETNs will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). Among other things, this means that the issuer is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase the ETNs will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse AG will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus, and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize ordinary income upon receipt or accrual of the Coupon Payments in accordance with your regular method

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of accounting, and, in addition, should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

RISKS RELATED TO THE INDEX, THE SPDR® GOLD TRUST AND GOLD

Owning the ETNs is not the same as directly owning GLD Shares or options contracts related to the GLD Shares

The return on your ETNs will not reflect the return you would realize if you actually purchased the GLD Shares or sold call options relating to such shares. You will not have any rights that holders of such assets or instruments have. Although you have no ownership rights or interests in the Index Components, you are exposed to risks associated with such components, as more fully described below.

Commodity prices, including the price of gold, can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), actions that may be taken to influence the strength of global currencies relative to the U.S. dollar, interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has historically been, and may once again become, extremely volatile.

These factors may have a larger impact on commodity prices, including the price of gold, and on commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

The correlation between the performance of the GLD Shares and the price of gold may be imperfect

A discrepancy may exist between the performance of the GLD Shares and the price of gold. The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. The expenses of the GLD Shares are accrued daily and currently reflect an annual expense ratio of 0.40%. In addition, because the GLD Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one GLD Share may differ from the net asset value per GLD Share. Because of these potential discrepancies, the return on GLD Shares may not correlate with the return on gold over the same period.

Termination of the SPDR® Gold Trust could adversely affect the value of the ETNs

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The SPDR® Gold Trust may terminate and liquidate. If the SPDR® Gold Trust is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of the GLD Shares is lower than the price of such shares at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.

Gold bullion may be subject to loss, damage, theft or restriction on access

The GLD Shares seek to mirror the price of gold bullion, before fees and expenses. There is a risk that some or all of the gold bullion, the price of which the GLD Shares seek to track, could be lost, damaged or stolen. Access to gold bullion could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the GLD Shares and, consequently, the level of the Index and value of your ETNs.

There are risks relating to commodities trading on the London Bullion Market Association

The value of the GLD Shares is related to the price of gold. The reference price for gold is currently determined by fixing prices reported by the London Bullion Market Association (the “LBMA”). The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a Trading Day or over a period of Trading Days. The LBMA may alter, discontinue or suspend calculation or dissemination of the official gold fixing levels in U.S. dollars per troy ounce. The LBMA has no obligation to consider your interests in calculating or revising the official gold fixing levels. See “‒ There are risks relating to the expected discontinuation of the gold benchmark London PM Fix and the switch to its successor benchmark the LBMA Gold Price” below.

Potential discrepancies in the calculation of the London PM Fix could have an adverse effect on the value of the ETNs

The “London Gold Fix” is determined twice each business day by the member banks of The London Gold Market Fixing Ltd. using a bidding process that sets or “fixes” the price of gold by matching buy and sell orders submitted to the member banks for the applicable fixing time. The net asset value of the SPDR® Gold Trust is determined each day the trust’s principal market, the NYSE Arca, is open for regular trading, using the 3:00 p.m. London Gold Fix, which is commonly referred to as the “London PM Fix.”

Recently, increased attention has been directed to the use of various financial benchmarks as price setting mechanisms for market transactions, including the London Gold Fix. For example, the press has reported that regulators are currently reviewing the London Gold Fix as part of a wider review of how global benchmark rates are set. Separately, several lawsuits have been filed against the member banks which establish the London Gold Fix for alleged manipulative conduct in connection with their role in determining the London Gold Fix. Concerns about the integrity or reliability of the London PM Fix, even if eventually shown to be without merit, could adversely affect investor interest in gold and therefore adversely affect the price of gold and the value of an investment in the GLD Shares. In addition, because the net asset value of the SPDR® Gold Trust is determined using the London PM Fix, discrepancies in the calculation of the London PM Fix could have an adverse impact on the value of an investment in the GLD Shares. Furthermore, any concern about the reliability of the pricing mechanism could disrupt trading in gold and products using the London PM Fix, such as the GLD Shares. In addition, these concerns could potentially lead to both changes in the manner in which the London PM Fix is calculated and/or the discontinuance of the London PM Fix altogether. Each of these events could lead to less liquidity or greater price volatility for gold and products using the London PM Fix, such as the GLD Shares, or otherwise could have an adverse impact on the

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trading price of the GLD Shares. Each of these factors could also lead to less liquidity or greater price volatility or otherwise could have an adverse impact on the Index and the value of the ETNs.

There are risks relating to the expected discontinuation of the gold benchmark London PM Fix and the switch to its successor benchmark the LBMA Gold Price

On November 7, 2014, the LBMA announced that it will discontinue the London PM Fix (the fix which provides reference gold prices for that day's trading). The ICE Benchmark Administration, or IBA, was selected to be the third-party administrator for the LBMA Gold Price, a successor benchmark to the London PM Fix. LBMA is currently working with IBA to prepare the LBMA Gold Price mechanism for the expected start of live testing in first quarter of 2015. The SPDR® Gold Trust will continue to use the London PM Fix to value the gold it holds until the transition from the London PM Fix to the LBMA Gold Price is completed unless the trustee of the SPDR® Gold Trust, in consultation with the sponsor, determines before such time that such price is inappropriate as a basis for evaluation of the SPDR® Gold Trust’s gold. In such event, or in the event the London PM Fix is no longer calculated, the trustee and sponsor will, in good faith, identify an alternative basis for the evaluation of the gold held by the trust and take such action as they deem warranted. The use of an alternative indicator for the price of gold could result in materially different pricing of the gold in the SPDR® Gold Trust, which could result in materially different valuations of the GLD Shares and therefore, the level of the Index and the value of the ETNs.

Actual or perceived disruptions in the processes used to determine the new LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect the return on your investment in the ETNs

In 2015, the London PM Fix is expected to be discontinued, and its successor benchmark, the LBMA Gold Price, is expected to become the new daily price of gold, and is expected to be the benchmark used to value the gold held by the SPDR® Gold Trust. The LBMA Gold Price will be determined through an electronic, auction-based mechanism. While these features are expected to provide transparency and accuracy improvements over the London PM Fix, investors should keep in mind that electronic markets may experience failures, and electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.

As of the date of this pricing supplement, the new LBMA Gold Price has not been subject to the test of actual trading markets. As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price on any given date. Furthermore, if a perception were to develop that the new LBMA Gold Price is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the GLD Shares and therefore the level of the index and the value of the ETNs). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time, may result in distorted prices and losses on an investment in the GLD Shares that, but for such extraneous events, might not have occurred.

Other effects of disruptions in the determination of the new LBMA Gold Price on the operations of the SPDR® Gold Trust include the potential for an incorrect valuation of the trust’s gold, an inaccurate computation of the sponsor’s fees, and the sales of gold to cover the trust’s expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the GLD Shares and thus the level of the index and the value of the ETNs.

The Calculation Agent may modify the Index

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsors under their

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existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Amount is equitable. The Calculation Agent may make any such modification or adjustment even if the Index Sponsors continue to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, upon acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

We are affiliated with one of the Index Sponsors and certain of our employees or employees of our affiliates will take action on behalf of the Index Sponsor; conflicts of interest may exist

The Index methodology and rules were developed by the Index Sponsors, including our affiliate, CSi. The Index Sponsors are responsible for the calculations used to determine the level of the Index, including actions that could affect the level of the Index or the amount due in respect of your ETNs. Because determinations made by the Index Sponsors may affect the amount owed to you in respect of the ETNs, potential conflicts of interest may exist between us and the Index Sponsors and you. In addition, because our employees or employees of our affiliates are members of one of the Index Sponsors, potential conflicts of interest may exist between this Index Sponsor and you. The Index Sponsors are the final authority on the Index and the interpretation of the Index methodology. Neither we nor the Index Sponsors will have any obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and, therefore, the value of your ETNs.

You will not benefit from any change in the level of the Index if such change is not reflected in the level of the Index on the Valuation Date

If the Index does not increase by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, if applicable, between the Inception Date and the Valuation Date, we will pay you less than the stated principal amount of your ETNs upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the Valuation Date would have been sufficiently high to offset the effect of the Daily Investor Fee and Early Redemption Charge.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospective values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The policies of the Index Sponsors or the primary exchange on which the Index Components are traded, or changes to these policies, could affect the Redemption Amount of your ETNs and their market value

The policies of the Index Sponsors concerning the calculation of the level of the Index and the manner in which changes affecting the Index, the GLD Shares, the Options or related listed options or futures are reflected in the level of the Index, as well as the policies of the primary exchange on which the GLD Shares and the related options or futures are traded, could affect the Redemption Amount of your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsors or the primary exchange on which the Index Components are traded changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts relating to the Index, or if the Index Sponsors or the primary exchange on which the Index Components are traded discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the

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Valuation Date (including, without limitation, the Final Valuation Date, any Valuation Date in the Accelerated Valuation Period or Early Redemption Valuation Date), as the case may be.

A listed option used as a reference for the Options on GLD Shares may be replaced if such contract is terminated or replaced on the exchange where it is traded

The notional call Option contracts on the GLD Shares constitute Index Components and are included in the calculation of the Index. The value of such Options are determined by reference to corresponding listed options on the GLD shares (“reference options”). If any such reference option were to be terminated or replaced by an exchange, a comparable options contract, if available, would be selected by the Index Sponsors to replace that reference option. The termination or replacement of any reference option may have an adverse impact on the level of the Index or the GLD Shares and, therefore, the value of your ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Daily Index Factor on such Index Business Day using an appropriate Closing Level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

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THE INDEX

The Index is part of an index family developed by Credit Suisse called the Formula-Linked OverWrite Strategy. Each index within the family is designed to replicate a “covered call overwrite” strategy. In such a strategy, an investor holds a long position in an asset and writes (sells) call options on that same asset. The investor receives income from selling the options. In selling the calls, however, the investor forfeits the right to participate in the potential upside of the asset beyond the strike price of the call options during their term.

The Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “Index”) is designed to track the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (Bloomberg ticker symbol “GLD UP <Equity>”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the sale of monthly call options on the GLD Shares less notional transaction costs incurred in connection with the covered call strategy. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares as observed on a particular day and expiring during the following month (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares).

This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of the notional long position in the GLD Shares and the notional Option premium, reduced based on the value of the Options then outstanding. The Index and, as a result, the ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the relevant Options during the period in which such Options are held. There is no limit to the Index’s potential downside exposure to the performance of the GLD Shares.

For example, if the value of the GLD Shares is $100 on the Strike Observation Date, the Index will reflect a premium on the notional sale of a call option on the GLD Shares with a strike price of $103. The Index will receive a notional premium for the sale of the Options and will not participate in any increase in the price of the GLD Shares in excess of the strike price of the call option. Any decrease in the price of the GLD Shares will have an adverse effect on the level of the Index and the potential adverse effect is not limited.

The Index will reflect proceeds from selling the Options which will result in a monthly Distribution, subject to fees and notional transaction costs. The Index will never participate in the potential upside of the price of the GLD Shares beyond the strike price of approximately 103% of the price of the GLD Shares on the day that the strike price of the Options is selected. The strike price for each Option will be the lowest listed strike price that is above 103% of the price per Share for that Index Rebalancing Period, as described below. The premiums generated from the notional sales of the Options will be subtracted monthly from a notional portfolio of the Index as a Distribution.

The Index was developed by CSi and NASDAQ OMX (the “Index Sponsors”), and began publication on October 19, 2012. The level of the Index (the “Index Value”) was set to equal 10,000 as of June 3, 2008. The Index has no actual performance prior to October 19, 2012. You should refer to “Risk Factors—Risk Factors Relating to the Index—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index.”

The Index replicates notional positions in the Index Components described below. There is no actual portfolio of assets in which any investor in the Index has any ownership or other interest.

You should carefully review the “Risk Factors” for a discussion of important risks relating to the Index. This description of the Index is only a summary.

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Call Options

General

Call options give the purchaser of the call option the right to buy an underlying asset, such as the GLD Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. Hypothetically, at expiration, if the price of the underlying asset is greater than the strike price, the option is “in the money” and the owner of the option would exercise it. If the price of the underlying asset is less than the strike price, the option would expire worthless and the owner does nothing (the option ends up “out of the money”).

The buyer of the call option must pay the seller (or the “writer”) for the option, and the seller of a call option has the obligation to deliver the underlying asset, such as the GLD Shares, for the strike price in the event that the options are exercised. The price a buyer of the call option must pay the seller is called the option “premium.” The premium of a call option depends on a number of factors. Generally, the following factors have historically contributed to relatively higher call premiums: the longer the time period until expiration; higher interest rates; and greater volatility in the underlying shares. By contrast, the following factors have historically contributed to relatively lower call premiums: a higher strike price relative to the then current underlying asset price; low interest rates; and higher dividends paid by the underlying asset. The seller of a call option can “close out” its obligation under the call option by repurchasing the call option prior to expiration. In the case of the Index, the Options are not held until expiration. Rather, the Options are notionally repurchased prior to expiration, resulting in a gain or loss depending upon the premium initially received.

Covered Calls

A covered call is a transaction in which the seller of call options owns the corresponding amount of the underlying asset, such as the GLD Shares. The long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer, and appreciation in the underlying asset will offset appreciation in the price of the options. However, the risk of ownership of the underlying asset is not eliminated. If the stock price declines by more than the premium received for the options, then the strategy will result in a loss.

Below is an illustration of the payoff of a covered call sold at a strike price higher than the current asset price (an “out-of-the-money” call).

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If the price of the underlying asset ends up at or below the strike price then the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is effectively capped at a price equivalent to the strike plus the premium received because appreciation of the underlying asset will result in appreciation in the value of the options.

An investor typically “writes a call” when he expects the price of the underlying instrument to stay below the call’s strike price. The writer (seller) of the call receives the premium up front. However, if the call buyer decides to exercise his option to buy, then the call writer has the obligation to sell the underlying instrument at the strike price. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying shares because it will fail to capture all of the potential upside and can miss out on significant gains.

The Index Methodology

The reference options on the GLD Shares used to calculate the level of the Index have successive terms of approximately one month and are listed on the Chicago Board Options Exchange. The Index incorporates the value of the option premiums received from selling notional call options on the GLD Shares and makes a monthly distribution of such notional premiums. Each call option in the notional portfolio is automatically exercisable only at expiry and is notionally closed out by way of repurchase during each monthly roll period, subject to postponement in the event of a roll disruption event. On the last roll date of each roll period, the Distribution determined at the conclusion of the immediately preceding Index roll period is subtracted from the level of the Index.

Following the notional repurchase of the expiring call options, new strike call options of approximately 103% of the GLD Share price are deemed written or sold and included in the value of the Index during the roll period. The new call options will expire approximately one month after the date of sale. The dates on which an existing call option is repurchased and a new call option is sold are referred to as “Roll Dates” and the process of replacing the existing options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the lowest listed strike price that is above 103% of the price per Share, observed as the last GLD Share price at approximately 4:00 p.m. New York City time on the Index Calculation Day immediately preceding the first Roll Date of each month. For example, if the last price of the GLD Shares is $100, then a new strike price of $103 is selected for the new call option to be incorporated into the Index.

Each month, once the strike price for each new call option has been determined, each new call option is deemed sold at a price determined on the relevant Roll Date in the manner set forth below. The option premiums deemed received from each new call option are subtracted at the conclusion of the next monthly roll from the notional portfolio of the Index as a Distribution.

Daily Calculation of the Index

On any Index Calculation Day, the level of the Index is equal to the value of the long position in the GLD shares plus the notional cash position accrued as a result of the hypothetical sale of Options during a roll period (as described below), reduced based on the value of the Options that are outstanding. During the roll period, this amount is reduced by the value of each of the Options that are outstanding multiplied by the corresponding hypothetical number of units that are outstanding after the roll has taken place, as described in “—The Index Rebalancing Period” below. The value of the Options is calculated as the “Option Mid Price”, which is the arithmetic average of the “Bid Price” and “Ask Price” described below. On any day that is not a Roll Date, the number of GLD Shares, the number of Expiring Options, the number of New Options, and the amount of Cash in the Index will all remain constant.

The Index Rebalancing Period

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days (each, a “Roll Date”) beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the “Expiry Date”, which is the date on which listed options with the same term and strike price as those currently included in the Index expire, generally the third Friday of each month (the “Listed Option Expiration Date”). If such day is not an Index Calculation Day, the Index Rebalancing Period will begin on the following Index Calculation Day.

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During the Index Rebalancing Period, the Options included in the Index immediately prior to the Index Rebalancing Period are referred to as the “Expiring Options”.

The Index will be rebalanced at the end of each Roll Date as set forth in the Index Monthly Process diagram below in accordance with the following steps:

•	First, based on the price of the GLD Shares on the Index Calculation Day preceding the first actual Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest strike price of the listed options that is above 103% of the price per GLD Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares Units in an amount sufficient to fund the notional repurchase.
•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution.

Index Monthly Process

Expiring Options and New Options

An “Option Unit” is a hypothetical unit of the Option. At the end of each Roll Date, the Option currently held in the Index (“Expiring Option”) will be rolled into a new position (“New Option”) such that the total number of Option Units (that, when taken as a whole, constitute the notional short position in the Options) shall be equal to and opposite in sign (“short”) to that of the total amount of Share Units (“long”).

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New Option Selection

The New Option position being opened will be deemed to have the following parameters:

•	Maturity: The New Option shall mature on the Expiry Date during the month following the current Roll Date;
•	Strike Price: The strike price shall be the strike price of the listed call option on the GLD Shares expiring during the month following the current Roll Date with the lowest listed strike that is above 103% of the price per Share on the primary exchange (the “Reference Option”), observed as the last price at the Strike Observation Time on the Strike Observation Date for that month;
•	Exercise: The New Option may only be exercised on its Expiry Date (European style);
•	Settlement: The New Option shall be settled in cash; and
•	Number: The number of Option Units will be calculated as described below.

Repurchase of Expiring Options

On each Roll Date, the Index will first repurchase a percentage of the Expiring Options that are included in the Index. The number of Expiring Option Units to be repurchased will equal 20% of the number of Expiring Options that were outstanding in the Index immediately prior to the Index Rebalancing Period, subject to adjustment as described in “Extraordinary Roll Dates” below. The cost of repurchasing the Expiring Option Units on a Roll Date is equal to the number of Expiring Option Units being repurchased on a Roll Date multiplied by the total cost associated with the repurchase of the Expiring Option Units. This total cost is equal to the price at which sellers of the Reference Options corresponding to the Expiring Options have indicated that they are willing to sell such options (the “Ask Price”), less an adjustment equal to 0.0003 times the closing price of the GLD Shares on such date.

Sale of Share Units

In order to fund the repurchase of the Expiring Option Units, the Index must decrease the notional position in the number of hypothetical units of the GLD Shares in the Index (each, a “Share Unit”). The Index reduces the number of Share Units by calculating the number of Share Units that must be sold in order to repurchase the Expiring Option Units that are being repurchased on a given Roll Date. The number of Share Units that must be sold is equal to the price of repurchasing the Expiring Option Units on such Roll Date, divided by the notional proceeds from selling the GLD Shares, which is equal to 0.9999 (reflecting an adjustment equal to 0.01% of the price of the GLD Shares on such date) times the closing price of the GLD Shares on such Roll Date. This amount is subtracted from the number of Share Units included in the Index on the prior Index Calculation Day.

Sale of New Options

After the Share Units have been sold in order to repurchase the Expiring Options on the Roll Date, the Index determines the number of New Option Units to be sold so that the sum of the absolute value of the number of Expiring Option Units and the absolute value of the number of New Option Units at the end of the Roll Date will be equal to the absolute value of the number of GLD Shares at the end of the Roll Date. The Index then hypothetically sells that number of New Option Units.

When a New Option is hypothetically sold on a Roll Date, the notional proceeds generated from the sale of the New Option Units are added to the Index. The notional proceeds generated by such sale are equal to the number of New Option Units being sold on a Roll Date multiplied by the total amount of proceeds from the sale of the New Options. This amount is equal to the price at which purchasers of the Reference Options corresponding to the New Options have indicated that they are willing to purchase such options (the “Bid Price”), less an adjustment equal to

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0.0003 times the closing price of the GLD Shares on such date, provided that if this amount would be less than zero, this amount will be deemed to be zero.

On the last day of an Index Rebalancing Period, the notional proceeds included in the Index in connection with the prior Index Rebalancing Period will be subtracted from the Index as a “Distribution”.

Rounding Convention

The Index Values will be rounded to six decimal places and all subsequent Index Values refer to the preceding rounded Index Value.

Adjustments

In the event that either a Bid Price is not available or an Ask Price is not available for the Option), an “Adjusted Bid Price” or “Adjusted Ask Price”, as relevant, will be calculated for the Option and will replace the Bid Price or the Ask Price, as relevant, on such Roll Date. If a Bid Price is not available, the Adjusted Bid Price will be calculated to be equal to the Ask Price for the New Option on such date, less $0.05 (subject to a minimum price of zero). Likewise, if an Ask Price is not available, the Adjusted Ask Price will be calculated to be equal to the Bid Price for the Expiring Option on such date, plus $0.05. The Option Mid Price for that Option will then be calculated using these adjusted Option bid/ask prices as applicable.

In both cases, this number will be rounded to three digits after the decimal point. If neither a Bid Price nor an Ask Price is available for any Expiring Option or New Option on a given day, that day will not constitute an Index Calculation Day.

Roll Percentage and Disruptions

In the event that a General Disruption Event or an Index Component Disruption Event (each, as defined below and each an “Index Disruption Event”) occurs on a day that would otherwise constitute Roll Date, such day will be considered a “Disrupted Day” and will not constitute an Index Calculation Day or a Roll Date.

In the determination of the Index Calculation Agent, each of the following events is a “General Disruption Event”:

•	a closure of the US dollar-denominated money markets, other than for ordinary public holidays, or a restriction or suspension in trading in these markets that would materially impact the determination arising in the construction or calculation of the Index Value; or
•	the failure, suspension or postponement of any calculation within the Index in respect of any Index Calculation Day, any event resulting in a breakdown in any means of communication or a procedure normally used to enable the determination of the Index Value, any other event that the Index Calculation Agent determines is likely to prevent the prompt or accurate determination of the Index Value, or a conclusion by the Index Calculation Agent that as a consequence of any such event that the last reported Index Value should not be relied upon.

In the determination of the Index Calculation Agent, each of the following events is an “Index Component Disruption Event”:

•	the occurrence or existence, in respect of any Index Component, of one of the following:

o    any suspension of or limitation imposed on trading by the relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise, relating to any Index Component; or

o    any event that disrupts or impairs, as determined by the Index Sponsors, the ability of market participants in general to effect transactions in, or obtain market values for, any Index Component, including closure on any Exchange Business Day of the Exchange in respect of any Index Component before its scheduled closing time, unless such earlier

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closing time is announced by such Exchange at least one hour before the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at the scheduled closing time on such Exchange Business Day; or

•	any failure to publish the value of an Index Component for any reason on a day when the value of such Index Component is due to be published; or
•	any event that disrupts or impairs (as determined by the Index Calculation Agent) the ability of market participants to obtain market values for, any Index Component.

To mitigate the risk of trading large positions on a single day, the Index seeks to roll its monthly exposure gradually over the 5 Roll Dates in each month. However, the Index will attempt to close out of all Expiring Option Units prior to the Expiry Date. In the event that a series of Disrupted Days would reduce the number of scheduled Index Calculation Days remaining prior to the Expiry Date such that the roll period would be truncated, the Index will allocate the percentage of Expiring Option Units being repurchased so that such Expiring Option Units will be repurchased over the remaining scheduled Index Calculation Days prior to the Expiry Date.

Extraordinary Roll Dates

In the event that the number of Disrupted Days would prevent the Index from repurchasing all Expiring Options prior to the Expiry Date, the Index will liquidate all Expiring Options on the next Index Calculation Day (such day, an “Extraordinary Roll Date”). On any such Extraordinary Roll Date, an approximate cost of the Expiring Options will be calculated as set forth below, based on the type of Extraordinary Roll Date that has occurred (in each case, the “Extraordinary Option Ask Price”), and such Extraordinary Option Ask Price will be used as the Ask Price to calculate the cost associated with repurchasing such options. This Extraordinary Option Ask Price will likely increase the cost of repurchasing the Expiring Options and will therefore decrease the level of the Index. Additionally, because the Expiring Options may have expired prior to the Extraordinary Roll Date, the calculation of the Extraordinary Option Ask Price for such Expiring Options may be required to approximate the value of the Expiring Options using the value of the GLD Shares, as no Listed Ask Price will exist for Expiring Options that have expired.

If the Extraordinary Roll Date is the Expiry Date for the Expiring Option, the Extraordinary Option Ask Price will be equal to the Listed Ask Price plus an adjustment (the “Extraordinary Roll Adjustment”) that will increase the cost of repurchasing the Expiring Options.

The Extraordinary Roll Adjustment will be calculated as a function of the price of the GLD Shares relative to the strike price of the Expiring Options, and will be larger if the then-current price of the GLD Shares is near or above the Strike of the Expiring Options. On such date, the Extraordinary Roll Adjustment will equal the greater of (1) $0.05 or (2)(i) 0.0005 times (ii) the closing price of the GLD Shares if the closing price of the GLD Shares on the Extraordinary Roll Date is less than 98% of the strike price of the Expiring Options, and will equal the greater of (1) $0.15 or (2)(i) 0.0015 times (ii) the closing price of the GLD Shares if the closing price of the GLD Shares on the Extraordinary Roll Date is greater than or equal to 98% of the strike price of the Expiring Options.

If the Reference Options corresponding to the Expiring Options have expired, the Extraordinary Option Ask Price will attempt to account for both the intrinsic value of the Expiring Options on the last Index Calculation Day as well as any potential cost associated with the possible exercise of the Reference Options corresponding to the Expiring Options, which would have resulted in GLD Shares being called away under a covered call strategy and would require repurchase of such GLD Shares on the next Index Calculation Day. The intrinsic value of the Expiring Options on the last Index Calculation Day is represented by the amount by which the strike price of the Expiring Options exceeded the Share Closing Price on such Index Calculation Day, and the cost of any possible exercise of the Expiring Options will be calculated as the amount by which the volume-weighted average price (“VWAP”) of the GLD Shares on the Extraordinary Roll Date exceeds the strike price of the Expiring Options. The Extraordinary Option Ask Price will be the greater of these values, subject to a minimum of zero.

If an Exchange or any other relevant governing body extends the maturity for the Reference Options corresponding to the Expiring Options and the originally scheduled expiration of such Reference Options, resulting

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in such Reference Options remaining outstanding after the Listed Option Expiration Date, the intrinsic value of the Expiring Options will be calculated as of the Extraordinary Roll Date, as represented by the amount by which the strike price of the Expiring Options exceeds the Share Closing Price on the Extraordinary Roll Date; the Extraordinary Option Ask Price will otherwise be calculated as if the Expiring Options had expired, as set forth in the paragraph above.

General Index Terms

The “Exchange” refers to the Chicago Board Options Exchange (CBOE), the New York Stock Exchange (NYSE) or any other US exchange on which the GLD Shares or Options are traded.

An “Exchange Business Day” is a scheduled trading day on which the Exchange is open for trading during its regular trading session, notwithstanding any such Exchange closing before its scheduled closing time.

An “Index Calculation Day” is any Exchange Business Day on which a value for each Index Component is published. A value shall be considered to be published if either a “bid” or “ask” level is published for GLD Shares and Options on the relevant Exchange on such day. If any scheduled Index Calculation Day is a Disrupted Valuation Day, the Index Calculation Day shall be the following Index Calculation Day that is not a Disrupted Valuation Day, subject to the disrupted and extraordinary roll provisions described above.

The “Listed Ask Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was offered on that same date during regular market hours as reported by the relevant Exchange.

The “Listed Bid Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was bid on that same date during regular market hours as reported by the relevant Exchange.

The “Option Ask Price” on any Index Calculation Day is the ask price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Ask Price is available, Option Ask Price = Listed Ask Price
•	If the Listed Ask Price is not available, Option Ask Price = Adjusted Ask Price

This number will be rounded to three digits after the decimal point.

The “Option Bid Price” on any Index Calculation Day is the bid price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Bid Price is available, Option Bid Price = Listed Bid Price
•	If the Listed Bid Price is not available, Option Bid Price = Adjusted Bid Price

This number will be rounded to three digits after the decimal point.

The “Option Mid Price” on any Index Calculation Day is the mid price, rounded to three digits after the decimal point, of the Option as of the close of that Index Calculation Day and is equal to the arithmetic average of the Option Bid Price and Option Ask Price on such Index Calculation Day.

The “Share Closing Price” on any Index Calculation Day is the official closing price of the GLD Shares on that Index Calculation Day rounded to four digits after the decimal point.

The “Strike Observation Date” is the Index Calculation Day preceding the first actual Roll Date of each month.

The “Strike Observation Time” is 4:00 p.m. New York City time.

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Index Sponsors and Index Calculation Agent

The Index is sponsored by CSi and NASDAQ OMX (each, an “Index Sponsor”) and will be calculated by NASDAQ OMX (the “Index Calculation Agent”).

The Index Calculation Agent retains the right to delay publication of the Index Value if it reasonably believes there are circumstances that prevent the correct calculation of the Index.

The Index Value will be calculated by the Index Calculation Agent and published on Bloomberg page QGLDI <Index>. Calculation and publication of the Index Value in respect of each Index Calculation Day will take place at or shortly after 5:00 p.m. New York City time on each Index Calculation Day.

In the event that an Index Value published by the Index Calculation Agent is amended after it is initially published, but before the publication of the following Index Calculation Day’s Index Value, the amended Index Value will be considered the official fixing level and used in all applicable calculations. The Index may be replaced by a successor index.

The Index Sponsors may supplement, amend (in whole or in part), revise, rebalance or withdraw the Index.

The SPDR® Gold Trust

The SPDR® Gold Trust is an investment trust, formed on November 12, 2004 that seeks to mirror as closely as possible the price of gold bullion, before fees and expenses. The annual expense ratio of the SPDR® Gold Trust is currently 0.40%. The SPDR® Gold Trust trades under the ticker symbol “GLD” on the NYSE Arca. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the SPDR® Gold Trust, World Gold Trust Services, LLC is the sponsor of the SPDR® Gold Trust and HSBC Bank USA, N.A. is the custodian of the SPDR® Gold Trust.

Information provided to or filed with the Securities and Exchange Commission ( the “SEC”) by SPDR® Gold Trust pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-153150 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPDR® Gold Trust, the SPDR® Gold Trust Prospectus, the trustee and the custodian, see the prospectus dated April 26, 2012 for the SPDR® Gold Trust. In addition, information about the SPDR® Gold Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the SPDR® Gold Trust maintained by the sponsor at http://www.spdrgoldshares.com. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website or any other website referenced in this pricing supplement is incorporated by reference into this pricing supplement. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. Information contained in the SPDR® Gold Trust website is not incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust seeks to mirror as closely as possible the price of gold bullion, before fees and expenses. The SPDR® Gold Trust holds gold bars and issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the SPDR® Gold Trust, the “GLD shares”, are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of GLD shares is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The GLD shares represent units of fractional undivided beneficial interest in and ownership of the SPDR® Gold Trust, the primary asset of which is allocated (or unsecured) gold. The SPDR® Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the SPDR® Gold Trust will only be sold: (1) on an as-needed basis to pay the SPDR® Gold Trust’s expenses, (2) in the event the SPDR® Gold Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation.

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The SPDR® Gold Trust’s assets only consist of allocated gold bullion, gold credited to an unallocated gold account, gold receivable when recorded, representing gold covered by contractually binding orders for the creation of shares where the gold has not yet been transferred to the SPDR® Gold Trust’s account and, from time to time, cash, which will be used to pay expenses.

Creation and Redemption

The SPDR® Gold Trust creates and redeems the GLD shares from time to time, but only in one or more baskets (a “basket” equals a block of 100,000 shares). The creation and redemption of baskets requires the delivery to the SPDR® Gold Trust or the distribution by the SPDR® Gold Trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined net asset value of the number of GLD shares included in the baskets being created or redeemed. The initial amount of gold required for deposit with the SPDR® Gold Trust to create shares for the period from the formation of the SPDR® Gold Trust to the first day of trading of the shares on the NYSE was 10,000 ounces per basket. The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the SPDR® Gold Trust’s expenses and the sale of the SPDR® Gold Trust’s gold to pay the SPDR® Gold Trust’s expenses. Baskets may be created or redeemed only by authorized participants, who pay a transaction fee for each order to create or redeem baskets and may sell the GLD shares included in the baskets they create to other investors.

Valuation of Gold; Computation of Net Asset Value

The Net Asset Value (“NAV”) of the GLD shares is the aggregate value of the SPDR® Gold Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the SPDR® Gold Trust, the trustee currently values the gold held by the SPDR® Gold Trust on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five (5) members of the London gold fix. Once the value of the gold has been determined, the trustee subtracts all estimated accrued but unpaid fees (other than the fees accruing for the evaluation day which are computed by reference to the ANAV of the SPDR® Gold Trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the SPDR® Gold Trust), expenses and other liabilities of the SPDR® Gold Trust from the total value of the gold and all other assets of the SPDR® Gold Trust (other than any amounts credited to the SPDR® Gold Trust’s reserve account, if established). The resulting figure is the “ANAV” of the SPDR® Gold Trust. The ANAV of the SPDR® Gold Trust is used to compute the fees of the sponsor, the trustee and the marketing agent. To determine the SPDR® Gold Trust’s NAV, the trustee subtracts the amount of estimated accrued but unpaid fees accruing for the evaluation day which are computed by reference to the ANAV of the SPDR® Gold Trust and to the value of the gold held by the SPDR® Gold Trust from the ANAV of the SPDR® Gold Trust. The resulting figure is the NAV of the SPDR® Gold Trust. The trustee also determines the NAV per GLD share by dividing the NAV of the SPDR® Gold Trust by the number of the shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any shares created or redeemed on such evaluation day). The trustee determines the NAV of the SPDR® Gold Trust on each day the NYSE Arca is open for regular trading, at the earlier of the London PM Fix for the day or 12:00 PM (New York time). If no London PM Fix is made on a particular evaluation day or if the London PM Fix has not been announced by 12:00 PM (New York time) on a particular evaluation day, the next most recent London gold price fix (AM or PM) is used in the determination of the NAV of the SPDR® Gold Trust, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate to use as the basis for such determination. The trustee also determines the NAV per GLD share, which equals the NAV of the SPDR® Gold Trust, divided by the number of outstanding shares.

It is anticipated that, starting in March 2015, the LBMA will implement a new benchmark for the daily price of gold, the “LBMA Gold Price.” According to press releases by the LBMA as of the time of this pricing supplement, the new system is expected to use an auction-based electronic pricing mechanism, and will be designed to increase transparency in the price-setting process to determine the market price. The ICE Benchmarking Administration will be the administrator for the new system. See the section entitled “Risks related to the Index, the SPDR® Gold Trust and gold” for more information on the potential impact of this change.

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Termination of the SPDR® Gold Trust

The sponsor may, and it is anticipated that the sponsor will, direct the trustee to terminate and liquidate the SPDR® Gold Trust at any time after the first anniversary of the SPDR® Gold Trust’s formation when the NAV of the SPDR® Gold Trust is less than $350 million (as adjusted for inflation). The sponsor may also direct the trustee to terminate the SPDR® Gold Trust if the CFTC determines that the SPDR® Gold Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended. The trustee may also terminate the Gold Trust upon the agreement of shareholders owning at least 66 2⁄3% of the outstanding GLD shares.

The trustee will terminate and liquidate the SPDR® Gold Trust if any of the following events occur:

•	The Depository Trust Company, the securities depository for the GLD shares, is unwilling or unable to perform its functions under the SPDR® Gold Trust Indenture and no suitable replacement is available;
•	The GLD shares are de-listed from the NYSE Arca and are not listed for trading on another US national securities exchange or through the NASDAQ Stock Market within five (5) Business Days from the date the GLD shares are de-listed;
•	The NAV of the SPDR® Gold Trust remains less than $50 million for a period of 50 consecutive Business Days;
•	The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;
•	The trustee resigns or is removed and no successor trustee is appointed within 60 days;
•	The custodian resigns and no successor custodian is appointed within 60 days;
•	The sale of all of the SPDR® Gold Trust’s assets;
•	The SPDR® Gold Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or
•	The maximum period for which the SPDR® Gold Trust is allowed to exist under New York law ends.

Upon the termination of the SPDR® Gold Trust, the trustee will, within a reasonable time after the termination of the SPDR® Gold Trust, sell the SPDR® Gold Trust’s gold bars and, after paying or making provision for the SPDR® Gold Trust’s liabilities, distribute the proceeds to the shareholders.

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Historical Performance of the SPDR® Gold Trust

The following graph sets forth the historical performance of the SPDR® Gold Trust based on the closing price of one GLD share from June 3, 2008 through February 11, 2015. The closing price of one GLD share on February 11, 2015 was $117.07. We obtained the closing prices below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The historical prices of the GLD shares should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the GLD shares.

Disclaimer

The GLD Shares are neither interests in nor obligations of the sponsor, the trustee or State Street Global Markets, LLC, as the marketing agent. The ETNs are not sponsored, endorsed, sold, or promoted by the sponsor, the trustee or the marketing agent. The sponsor, the trustee or the marketing agent makes no representations or warranties to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs. Neither the sponsor, the trustee nor the marketing agent has any obligation or liability in connection with the operation, marketing, trading or sale of the ETNs.

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DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index Components and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or options or futures contracts relating to the Index or the GLD Shares; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter commodity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs will be calculated and published every fifteen (15) seconds on each Trading Day during normal trading hours under the ticker symbol “GLDIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The Intraday Indicative Value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value. The Calculation Agent or its affiliate is responsible for computing and disseminating the Closing Indicative Value.

The actual trading prices of the ETNs may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of such ETNs in the secondary market. The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. The Closing Indicative Value on the Inception Date was $20.00. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “GLDIIV”. If your ETNs have not been previously redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date, as calculated by the Calculation Agent. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable.

The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such

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calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value as described below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on January 29, 2013 through January 20, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated January 21, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of January 26, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.

The last date on which Credit Suisse will redeem your ETNs at your option will be January 26, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than January 20, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant

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market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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SPECIFIC TERMS OF THE ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated March 23, 2012 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon Payment

On each Coupon Payment Date, for each $20.00 stated principal amount ETN, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Payment will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Payment, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

•	First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring
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Options); the Index will notionally liquidate GLD Shares Units in an amount sufficient to fund the notional repurchase.

•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Payment.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Payment is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Payment amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the amount of the Coupon Payment, meaning that the Coupon Payment amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Payment, the holder must own the ETNs on the Coupon Record Date.

Denomination

The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time.

Payment at Maturity

If you hold your ETNs to maturity, you will receive a cash payment on February 2, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is linked to the percentage change in the Closing Level of the Index from the Inception Date to the Closing Level calculated on the Final Valuation Date. Your cash payment at maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”), as calculated by the Calculation Agent. We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

The scheduled Maturity Date is initially February 2, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or

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the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “GLDIIV”. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs—Intraday Indicative Value.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.65%.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs, you will receive less than your initial investment amount at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QGLDI <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent, provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

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Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 20, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “—Redemption Procedures.”

You must offer for redemption at least 50,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, and will be calculated by the Calculation Agent.

Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the
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procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Any ETNs previously redeemed by us at your option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event  Acceleration (or, if such day is not a Trading Day, the next following Trading Day).  In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period (such date the “Acceleration Date”), as the case may be.  We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

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Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b)	any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c)	any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(d)	any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
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(e)	if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f)	as determined by CSi, as the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the GLD Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the GLD Shares.

Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “Market Disruption Event” is:

(a)     the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)     a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)     the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;

(d)     a decision to permanently discontinue trading in those related futures or options contracts; or

(e)     failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.

For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:

(a)     a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component

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or the primary related exchange or market for trading in futures or options contracts related to such Index Component;

(b)     limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)     a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:

(i)	a price change exceeding limits set by such exchange or market;
(ii)	an imbalance of orders relating to such contracts; or
(iii)	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and

(d)     a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in stated principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be

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determined by CSi, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. The maximum aggregate stated principal amount of ETNs linked to the Indices that we will issue under this pricing supplement will be $100,000,000, less the amount of such ETNs outstanding at any time. However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.

We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

Discontinuation or Modification of the Index

If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Payment amount, as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and determinations regarding the value of

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the ETNs, including at maturity or upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Payment amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, or payment upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. CSi will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although CSi obtains information for inclusion in or for use in calculations related to the ETNs from sources that CSi considers reliable, neither CSi nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall CSi or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

Notwithstanding the foregoing, the Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the option contracts relating to the Index or the GLD Shares, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index Components to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or other instruments linked to the Index or options or futures contracts relating to the Index or the GLD Shares. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the GLD Shares. Any of these hedging activities may adversely affect the level of the Index — directly or indirectly by affecting the price of the GLD Shares, the Options or listed or over-the-counter options,

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futures contracts, swaps or other derivative instruments relating to the Index or the Options — and therefore, the market value of your ETNs and the amount of any Coupon Payment or amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount of any Coupon Payment or amount payable at maturity, or payment upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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Material United States Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. In the opinion of Milbank, Tweed, Hadley & McCloy LLP (“Special Tax Counsel”), for U.S. federal income tax purposes your securities should be treated as a prepaid financial contract with respect to the Index and taxed as described below. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, and the opinion of Special Tax Counsel is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities. If the securities were to be treated as contingent payment debt instruments (one of the requirements of which is that they have a term of more than one year), you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The characterization of

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securities as contingent payment debt instruments under these rules is likely to be adverse. However, if the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt. Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. The rules for recognition of income by an accrual method taxpayer on such a security are not clear, however. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.

Additionally, it is possible that the IRS could seek to tax the securities by reference to your deemed ownership of the underlying GLD Shares and writing covered calls on such shares. Under this treatment, the IRS could assert that you should be treated as if you had sold at least a portion of the GLD Shares you are deemed to own through the Index each time a call option that is included in the Index is deemed exercised. Moreover, under this alternative treatment, it is possible that you could be subject to the “straddle” rules of Section 1092 of the Internal Revenue Code, with respect to your ownership of the securities. The “straddle” rules could cause all or a portion of the gain you recognize with respect to the securities to be short-term capital gain regardless of how long you held the securities and require you to capitalize, rather than deduct, any interest or carrying charges you incurred to hold the securities. Accordingly, you should consult your tax advisor about the possibility that the “straddle” rules could apply to the securities. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, you will recognize ordinary income upon receipt or accrual of the Coupon Payments in accordance with your regular method of accounting. In addition, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held

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the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. It is possible, however, that the IRS could assert that gain with respect to the securities held for more than one year should be treated as “collectibles gain,” the maximum tax rate on which is greater than the maximum tax rate on long term capital gains.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”), the Coupon Payments will not be subject to United States withholding. If the Coupon is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder, such Non-U.S. Holder will be subject to United States federal income tax with respect to the Coupon in the same manner as if it were a U.S. Holder. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected Coupons or gains described above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Since we are a “foreign financial institution,” within the meaning of Hiring Incentives to Restore Employment Act (the “Act”), we may be required to withhold 30% of any “passthru payments” we make to you after December 31, 2016, if you are a foreign financial institution that has not entered into the agreement described in that paragraph or if you do not provide certain documentation that may be required under the Act, including but not limited to information concerning “substantial U.S. owners”. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In 2008, the IRS and Treasury Department announced that they were considering whether holders of instruments such as the securities should be required to accrue income during the term of the securities, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the securities. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and recently finalized regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

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The Act further requires that, to the extent provided in regulations, the filing requirements described shall above also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”). No final regulations have been issued defining “specified domestic entities” and an IRS Notice provided that reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which date will not be before January 1, 2013.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder (or, following the finalization of applicable regulations, if you are a specified domesic entity). Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. As of February 17, 2015, there was $45,002,000 in stated principal amount of ETNs (2,250,100 ETNs) outstanding. We received proceeds equal to 100% of the offering price of ETNs sold on the Inception Date. After the Initial Settlement Date, additional ETNs may be issued and sold from time to time based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. If these activities are commenced, they may be discontinued at any time.

We intend to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date.

We may deliver ETNs against payment therefor on a date that is greater than three (3) Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three (3) Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three (3) Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member, will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the investor fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the investor fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any such ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any repurchases at the investor’s option and may charge investors an Early Redemption Charge of up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date for each ETN repurchased at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

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No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein as provided under Section 3(42) of ERISA and the regulations thereunder (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) (A) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law and (B) neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs

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would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent.  Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

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ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re: Exchange Traded Notes due February 2, 2033

Linked to the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated February 18, 2015, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption by Credit Suisse]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three (3) business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC

A-1

Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date.  I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

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BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re: Exchange Traded Notes due February 2, 2033

Linked to the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due February 2, 2033 Linked to the Credit Suisse NASDAQ Gold FLOWSTM (Formula-Linked OverWrite Strategy) 103 Index, issued by Credit Suisse AG, acting through its Nassau Branch, CUSIP No. 22542D480 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated February 18, 2015 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse AG, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

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$100,000,000

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse Gold Shares

Covered Call Exchange Traded Notes

due February 2, 2033

Linked to the Performance of the

Credit Suisse NASDAQ Gold FLOWSTM 103 Index

February 18, 2015

Credit Suisse